Exhibit 10.3

GLOBAL AMENDMENT TO 10% ORIGINAL ISSUE DISCOUNT SECURED COVERTIBLE DEBENTURES

This GLOBAL AMENDMENT TO 10% Original Issue Discount Secured Convertible Debentures (this “Amendment”) is dated effective as of March 28, 2025, by and between Reborn Coffee, Inc., a Delaware Corporation (the “Company”) and each of the investors party hereto (each, an “Investor” and together with the Company, the “Parties”).

WHEREAS, the Company issued and delivered to each of Arena Special Opportunities (Offshore) Master II, LP, and Arena Special Opportunities Partners III, LP, a 10% Original Issue Discount Secured Convertible Debentures dated as of February 10, 2025 and subsequently issued to each of the foregoing a 10% Original Issue Discount Secured Convertible Debentures, dated as of February 26, 2025 (each, a “Debentures”); and

WHEREAS, the Company and each Investor would like to amend each Investor’s Debentures in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Debentures, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Debentures, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to each Debenture. Section 6(a) of each Debenture is hereby deleted in its entirety and replaced with the following language:

(a) Mandatory Prepayment. If, at any time prior to the full repayment or full conversion of all amounts owed under this Debenture, the Company or any of its Subsidiaries receives cash proceeds from the issuance of equity or indebtedness (other than the issuance of other Debentures), in one or more financing transactions, whether publicly offered or privately arranged (including, without limitation, pursuant to the Arena ELOC), the Company shall, within one (1) Business Day of the Company or the applicable Subsidiary’s receipt of such proceeds, inform the Holder of such receipt via written notice (a “Mandatory Prepayment Notice”), whereupon the Holder shall have the right in its sole discretion to require, by written notice to the Company delivered within five (5) Business Days of the Holder’s receipt of any such Mandatory Prepayment Notice, that the Company immediately apply, up to thirty percent (30%) of the gross cash proceeds received from the applicable financing transaction to redeem a portion of the outstanding principal amount of this Debenture for cash in an amount equal to the sum of (1) 120% of the portion of the outstanding principal amount of this Debenture being be redeemed plus 100% of accrued but unpaid interest thereon and (2) all liquidated damages and other amounts then due in respect of the Debenture (a “Mandatory Prepayment Exercise Notice”). The Company shall, within one (1) Business Day of the Company’s receipt of a Mandatory Prepayment Exercise Notice, use the portion of the gross cash proceeds received from the applicable financing transaction indicated in the Mandatory Prepayment Exercise Notice (not to exceed 30%) to redeem the Company’s then outstanding obligations under the Debentures as provided in this Section 6(a); provided, such gross cash proceeds shall be applied to redeem all of the Debentures then outstanding pro rata in proportion to the respective outstanding principal amount of each Debenture at the time the Holder delivers the applicable Mandatory Prepayment Exercise Notice.

8. Not a Novation. This Amendment is a modification of each Debenture only and not a novation.

9. Effect on each Debenture and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of each Debenture and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

10. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

ARENA SPECIAL OPPORTUNITIES (OFFSHORE) MASTER II, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS III, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory